EX99.B(e)
                             DISTRIBUTION AGREEMENT

                             Wells Fargo Funds Trust
                                111 Center Street
                           Little Rock, Arkansas 72201


         THIS AGREEMENT is made as of this 8th day of November, 1999, by and between Wells Fargo Funds Trust, a Delaware business trust (the "Trust") and Stephens Inc., an Arkansas corporation (the "Distributor").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Distributor to render distribution services to the Trust's investment portfolios listed on Appendix A (individually, a "Fund" and collectively, the "Funds"), and the Distributor is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

              1. As the Trust's agent, the Distributor shall be the exclusive distributor for the shares of the Fund registered under the Securities Act of 1933 (the "1933 Act"). In addition to providing all share distribution services for the Funds, the Distributor will maintain a service desk dedicated to the Funds, and will maintain and preserve all records of the Funds, including financial and corporate records.

              2. The Trust shall sell through the Distributor, as the Trust's agent, and deliver, upon the terms set forth herein, Fund shares that the Distributor orders from the Trust and for which the Distributor has received and confirmed unconditional purchase orders. All orders from the Distributor shall be subject to acceptance and confirmation by the Trust. The Trust shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

              3. As the Trust's agent, the Distributor may sell and distribute Fund shares in such manner not inconsistent with the provisions hereof as the Distributor may determine from time to time. In that connection the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1933 Act, the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934 (the "1934 Act").

              4. The Trust reserves the right to sell Fund shares to purchasers to the extent that it or the transfer agent for Fund shares receives purchase applications therefor. The Distributor's right to accept purchase orders for Fund shares or to make sales thereof shall not apply to Fund shares that may be offered by the Trust to shareholders for the reinvestment of cash distributed to shareholders by the Trust or Fund shares that may otherwise be offered by the Trust to shareholders, unless the Distributor is otherwise notified by the Trust.

              5. All shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor to or through securities dealers or banks and other depository institutions having agreements with the Distributor ("Selling Agents") upon the terms and conditions set forth in paragraph 7(b) hereof or to investors at the price per share (the "offering price", which is the net asset value per share plus the applicable sales charge, if any) specified and determined as provided in the Prospectus (the "Prospectus") included in the Trust's Registration Statement, as amended from time to time, under the 1933 Act and the 1940 Act (the "Registration Statement"), relating to the offering of its shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Trust shall determine and furnish promptly to the Distributor a statement of the offering price at least once on each day on which the Prospectus states the Trust is required to determine the Trust's net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Trust shall consider a purchase order to have been presented to it at the time it was originally entered by the Distributor for transmission to it, provided the original purchase order and the Distributor's fulfilling order to the Trust are appropriately time stamped or evidenced to show the time of original entry and that the Distributor's fulfilling order to the Trust is received by the Trust within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

              6. Ownership of Fund shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Trust or to its agent designated for the purpose. No certificates for shares of the Fund will be issued.

              7. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this agreement. The compensation of such persons shall be paid by the Distributor.

                     (b) The Distributor shall have the right to enter into selling agreements with Selling Agents of its choice for the sale or marketing of Fund shares at the offering price and upon the terms and conditions set forth in the Prospectus. The initial form of selling agreement is attached hereto as Appendix B. The Distributor may amend those agreements, or modify the form of agreement, only upon approval of the Trust.

                     (c) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state laws.

                     (d) The Distributor shall pay for all expenses incurred in connection with (i) printing and distributing such number of copies of the Prospectus as the Distributor deems necessary for use in connection with offering Fund shares to prospective investors, (ii) preparing, printing and distributing any other literature and advertising deemed appropriate by the Distributor for use in connection with offering Fund shares for sale and (iii) all other expenses incurred in connection with the sale of Fund shares as contemplated by this agreement, except as otherwise specifically provided in this agreement. In addition, it is understood and agreed that, so long as a plan of distribution of the Fund adopted pursuant to Rule 12b-1 of the 1940 Act (the "Plan") continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts received by it from the Fund under the Plan. So long as the Plan continues in effect, the Distributor shall be entitled to receive reimbursement from the Trust under the Plan for actual expenses incurred in connection with the Fund to the extent such expenses are reimbursable under the Plan. The Treasurer of the Trust shall provide to the Board of Trustees of the Trust and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                     (e) The Trust shall pay all expenses incurred in connection with (i) the preparation, printing and distribution to stockholders of the Prospectus and reports and other communications to Fund shareholders; (ii) registrations of Fund shares under the 1933 Act and the Fund under the 1940 Act; (iii) amendments to the Registration Statement; (iv) qualification of Fund shares for sale in jurisdictions designated by the Distributor; (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor; (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of Fund shares; (vii) maintaining facilities for the issue and transfer of Fund shares; (viii) supplying information, prices and other data to be furnished by the Trust under this agreement; and (ix) original issue taxes or transfer taxes applicable to the sale or delivery of Fund shares.

                     (f) The Trust shall execute all documents and furnish any information which may be reasonably necessary in connection with the qualification of Fund shares of the Trust for sale in a jurisdiction designated by the Distributor.

                     (g) The Trust shall pay to the Distributor the maximum amount that is payable pursuant to, and in accordance with, the Distribution Plan applicable to a Fund or class of shares of a Fund, or the maximum amount payable under applicable laws, regulations and rules, whichever is less, unless the parties hereto mutually agree, in writing, to a lesser amount. In addition, the Distributor shall be entitled to receive applicable sales charges, including front end sales loads and contingent deferred sales charges, on the basis set forth in the Prospectus.

              8. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of Fund shares, such written information with respect to the Trust as the Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Trust. The Trust represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Trust shall also furnish to the Distributor copies of its reports to its stockholders and such additional information regarding the Trust's financial condition as the Distributor may reasonably request from time to time.

              9. The Registration Statement and the Prospectus have been or will be, as the case may be, prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"). The Trust represents and warrants to the Distributor that the Registration Statement and the Prospectus contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectus, when it shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. The Trust shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. If the Trust shall not file such amendment or amendments within 15 days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this agreement immediately. The Trust shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or the Prospectus as the Trust may deem advisable. The Trust represents and warrants to the Distributor that any amendment to the Registration Statement or the Prospectus filed hereafter by the Trust will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares.

              10. Subject to the provisions of paragraph 7, the Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent form of the Prospectus filed with the SEC as the Distributor may reasonably request. The Trust authorizes the Distributor and Selling Agents to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Fund shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and partners and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or partners or any such controlling person, may incur under the 1933 Act, the 1940 Act, other statutes, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or partner of the Distributor and who is also a director of the Trust, shall not inure to the benefit of such officer or partner unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or its stockholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement. This indemnity agreement is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or partners or any such controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal office in Little Rock, Arkansas, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and partners or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. In addition, The Distributor shall have the right to employ one separate counsel to represent it, its officers and partners and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Distributor against the Trust hereunder if in the reasonable judgment of the Distributor it is advisable because of existing or potential differing interests between the Distributor, its officers and partners or such controlling person and the Trust in the conduct of the defense of such action, for the Distributor, its officers and partners or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and partners or any such controlling person and shall survive the delivery of any shares as provided in this agreement. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and partners and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Fund shares.

              11. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and directors and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or directors or any such controlling person, may incur under the 1933 Act, the 1940 Act, other statutes, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon
(a) any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading, (b) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing, or (c) any alleged willful misfeasance, bad faith or negligence in the performance of the Distributor's obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof. This indemnity agreement is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, its officers and directors or any such controlling person, which notification shall be given by letter or telegram, addressed to the Distributor at its principal office in Little Rock, Arkansas, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Trust, its officers or directors or such controlling person by reason of any such alleged misstatement or omission on the Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. The Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers and directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

              12. No Fund shares shall be sold through the Distributor or by the Trust under this agreement and no orders for the purchase of Fund shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem Fund shares from any shareholder in accordance with the provisions of its Declaration of Trust. The Trust will use its best efforts at all times to have Fund shares effectively registered under the 1933 Act.

              13. The Trust agrees to advise the Distributor immediately:

               (a) of any request by the SEC for amendments to the Registration Statement or the Prospectus or for additional information;

               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

               (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or the Prospectus or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

               (d) of any action of the SEC with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed within the SEC under the 1933 Act or the 1940 Act.

              14. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

              15. The Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this agreement, but no such appointment or employment shall relieve the Distributor of any of its responsibilities or obligations to the Trust under this agreement.

              16. The following provisions shall apply with respect to the sale by Distributor of Class B Shares of any Fund, notwithstanding any other provision herein to the contrary:

                     (a) Distributor shall have the obligation to pay all applicable dealer allowances ("B Share Allowances") which Selling Agents are entitled to receive in connection with the sale of Class B Shares, including any such B Share Allowances, or portions thereof, which registered representatives of Distributor are entitled to receive.

                     (b) The amounts that are payable under the Plan to Distributor pursuant to Section 7(g) hereof with respect to the Class B Shares of the Funds are the maximum amounts which are set forth in Appendix A to the Plan for the Class B Shares. These amounts shall continue to be the amounts payable with regard to the Class B Shares under the Plan unless and until changed in accordance with the terms of such Plan or this Agreement.

                     (c) To the extent that Distributor engages and uses a third-party to finance its obligation to pay B Share
Allowances as set forth in this section, Distributor shall have the right to assign to such third-party all or any portion of Distributor's right hereunder to receive fees in connection with the sale of Class B Shares and to direct the Trust, upon written notice, to make direct payment of these fees to such party, free and clear of any rights to offset or claims of the Trust or any Fund against Distributor.

                     (d) The Trust acknowledges that, under the applicable Distribution Plan for Class B Shares of the Funds, any payments that Distributor is entitled to receive with respect to Class B Shares shall continue, in accordance with, and subject to, the applicable terms relating to the Class B Shares, regardless of whether Distributor is acting as the principal underwriter for the Company (and affected Funds); provided that the Distribution Plan for the Class B Shares has not been terminated or modified in a way which affects the payment of such amounts.

              17. Subject to the provisions of paragraph 9, this agreement shall continue in effect until such time as there shall remain no shares registered under the 1933 Act, provided that this agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor or by the Distributor at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

              18. Nothing in this Agreement shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

              19.    Miscellaneous.

                     (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Distributor shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                           To the Trust:

                           Wells Fargo Funds Trust
                           111 Center Street
                           Little Rock, Arkansas 72201
                           Attention:  Richard H. Blank, Secretary

                           With a copy to:

                           Wells Fargo Bank, N.A.
                           525 Market Street, 12th Floor
                           San Francisco, CA 94105
                           Attention:  C. David Messman, Vice President


                           To the Distributor:

                           Stephens Inc.
                           111 Center Street
                           Little Rock, Arkansas 72201
                        Attention:  Richard H. Blank, Jr., Senior Vice President

               (b) This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be subject to assignment (as that term is defined under the 1940 Act).

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one agreement.

               (e)  If  any  provision  of  this  Agreement  is  declared  to be
          prohibited  or  unenforceable,   the  remaining   provisions  of  this
          Agreement shall continue to be valid and fully enforceable.

         In witness whereof, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                                                         WELLS FARGO FUNDS TRUST


                                           By:          /s/   David I. Goldstein
                                                              David I. Goldstein
                                                             Assistant Treasurer


                                                                   STEPHENS INC.


                                    By:       /s/   Richard H. Blank, Jr._______
                                                           Richard H. Blank, Jr.
                                                           Senior Vice President


                                                        Approved: March 26, 1999

                                                               Appendix A

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.       Aggressive Balanced-Equity Fund
2.       Arizona Tax-Free Fund
3.       Asset Allocation Fund
4.       California Limited Term Tax-Free Fund
5.       California Tax-Free Fund
6.       California Tax-Free Money Market Fund
7.       California Tax-Free Money Market Trust
8.       Cash Investment Money Market Fund
9.       Colorado Tax-Free Fund
10.      Corporate Bond Fund
11.      Disciplined Growth Fund
12.      Diversified Bond Fund
13.      Diversified Equity Fund
14.      Diversified Small Cap Fund
15.      Equity Income Fund
16.      Equity Index Fund
17.      Equity Value Fund
18.      Government Money Market Fund
19.      Growth Balanced Fund
20.      Growth Equity Fund
21.      Growth Fund
22.      Income Fund
23.      Income Plus Fund
24.      Index Allocation Fund
25.      Index Fund
26.      Intermediate Government Income Fund
27.      International Equity Fund
28.      International Fund
29.      Large Company Growth Fund
30.      LifePath Opportunity Fund
31.      LifePath 2010 Fund
32.      LifePath 2020 Fund
33.      LifePath 2030 Fund
34.      LifePath 2040 Fund
35.      Limited Term Government Income Fund
36.      Minnesota Intermediate Tax-Free Fund
37.      Minnesota Money Market Fund
38.      Minnesota Tax-Free Fund
39.      Moderate Balanced Fund
40.      Money Market Fund
41.      Money Market Trust
42.      National Limited Term Tax-Free Fund
43.      National Tax-Free Fund
44.      National Tax-Free Institutional  Money Market Fund
45.      National Tax-Free Money Market Fund
46.      National Tax-Free Money Market Trust
47.      Oregon Tax-Free Fund
48.      Overland Express Sweep Fund
49.      Prime Investment Money Market Fund
50.      Small Cap Growth Fund
51.      Small Cap Opportunities Fund
52.      Small Cap Value Fund
53.      Small Company Growth Fund
54.      Stable Income Fund
55.      Strategic Income Fund
56.      Treasury Plus Institutional Money Market Fund
57.      Treasury Plus Money Market Fund
58.      100% Treasury Money Market Fund
59.      Variable Rate Government Fund
60.      Wealthbuilder Growth & Income Portfolio
61.      Wealthbuilder Growth Balanced Portfolio
62.      Wealthbuilder Growth Portfolio



Approved by Board of Trustees:      March 26, 1999